UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AURELIO RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	33-1086828 (I.R.S. Employer Identification No.)

Suite 200, 5554 South Prince Street, Littleton, Colorado, 80120

(Address of Principal Executive Offices and Zip Code)

2006 Incentive Compensation Plan

(Full title of the plan)

Val-U-Corp Services, Inc.

1802 N Carson Street, #211

Nevada, 89701

(Name and address of agent for service)

775.887.8853

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Clark Wilson LLP, Barristers and Solicitors

Attention: Bernard Pinsky

#800 - 885 West Georgia Street

Vancouver, British Columbia, V6C 3H1

Telephone: 604.643.3153

Facsimile: 604.687.6314

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	2,200,000 (1)	$0.90(1)	$1,980,000(2)	$211.86(2)

(1)     The 2006 Incentive Compensation Plan authorizes the issuance of a maximum of 2,200,000 shares of our common stock granted to directors, officers, employees, consultants or advisors of our company or any of our parents, subsidiaries or any other entity in which we, our parent or subsidiary hold a substantial ownership interest. All of the shares issuable under the 2006 Incentive Compensation Plan are being registered under this registration statement on Form S-8.

(2)     The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($0.85 bid; $0.95 ask) of the common stock of Aurelio Resource Corporation as reported on the National Association of Securities Dealers Inc.'s OTC Bulletin Board on January 23, 2007.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of 2,200,000 shares of our common stock which may be issued pursuant to our 2006 Incentive Compensation Plan. The purpose of the 2006 Incentive Compensation Plan is to advance our interests by encouraging eligible employees to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of our shareholders and to pay consultants or other persons who provide services with shares in lieu of cash where the company intends to preserve cash.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

We will send or give the documents containing the information specified in Part I of Form S-8 to individuals who participate in our 2006 Incentive Compensation Plan, and who, in the case of an award of securities, consent to and execute the required form of award agreement. A copy of the 2006 Incentive Compensation Plan is attached as Exhibit 4.1 to this Form S-8 and the form of award agreement for use under the 2006 Incentive Compensation Plan is attached as Exhibit 4.2 to this Form S-8.

This registration statement relates to a maximum of 2,200,000 common shares in the capital of Aurelio Resource Corporation issuable pursuant to the grant of awards under the 2006 Incentive Compensation Plan.

Item 2.	Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each person to whom a copy of this 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the 10(a) prospectus). Requests should be directed to the President, Aurelio Resource Corporation, 5554 South Prince Street, Suite 200, Littleton, CO 80120. Our telephone number is 303.795.3030.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1.

The description of our company's common stock contained in our registration statement on Form SB-2/A (SEC file number 333-117280), filed with the Securities and Exchange Commission on August 20, 2004, including all amendments and reports for the purpose of updating such description;

2.	Our latest Annual Report on Form 10-KSB filed on September 12, 2006;
3.	Our Quarterly Report on Form 10-QSB filed on January 22, 2007
4.	Our Current Report on Form 8-K filed on January 22, 2007;
5.	Our Current Report on Form 8-K filed on November 30, 2006;
6.	Our Current Report on Form 8-K filed on October 27, 2006;
7.	Our Current Report on Form 8-K filed on October 26, 2006;
8.	Our Quarterly Report on Form 10-QSB filed on October 23, 2006;
9.	Our Current Report on Form 8-K filed on October 17, 2006;
10.	Our Current Report on Form 8-K filed on October 10, 2006;
11.	Our Current Report on Form 8-K filed on September 25, 2006;
12.	Our Current Report on Form 8-K filed on September 22, 2006;
13.	Our Current Report on Form 8-K filed on August 23, 2006;
14.	Our Current Report on Form 8-K filed on August 11, 2006;
15.	Our Current Report on Form 8-K/A filed on July 31, 2006;
16.	Our Statement Regarding Change in Majority of Directors on Schedule 14f-1 filed on July 24, 2006;
17.	Our Current Report on Form 8-K/A filed on July 17, 2006;
18.	Our Current Report on Form 8-K filed on June 16, 2006;
19.	Our Current Report on Form 8-K filed on June 15, 2006;

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 100 F Street North East, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http://www.sec.gov.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Nevada corporation law provides that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding;
•	if such a quorum is not obtainable, by a majority vote of the directors who were not parties to such action, suit or proceeding;
•	by independent legal counsel (selected by one or more of our directors, whether or not a quorum and whether or not disinterested) in a written opinion; or
•	by our shareholders.

Article VII of our Bylaws provide that we must indemnify any director, officer, employee or agent of our company who becomes a party to an action against all expenses, liabilities and loss (including attorney fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him in connection therewith.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.
4.1	2006 Incentive Compensation Plan, effective October 20, 2006
5.	Opinion of Clark Wilson LLP
23.1	Consent of Clark Wilson LLP (included in Exhibit 5)
23.2	Consent of Independent Auditor, Mason Russell West, LLC, Certified Public Accountants
24	Power of Attorney (included in signature page)
Item 9.	Undertakings.
(a)	We hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Littleton, Colorado on January 23, 2007.

AURELIO RESOURCE CORPORATION

/s/ Frederik Warnaars

By: Frederik Warnaars, President, CEO and a Director

(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Frederik Warnaars as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES

/s/ Stephen Doppler

Stephen Doppler, Chairman, Secretary and Director

January 23, 2007

/s/ Allan J. Marter

Allan J. Marter, Chief Financial Officer and Director

January 23, 2007

/s/ David Johnson

David Johnson, General Counsel and a Director

January 23, 2007

/s/ Stephen Stine

Stephen Stine, Director

January 23, 2007